Independent auditors' consent

The board and shareholders AXP Global Series, Inc.:
      AXP Emerging Markets Fund
      AXP Global Bond Fund
      AXP Global Growth Fund
      AXP Innovations Fund
      AXP Global Balanced Fund

The board of trustees and unitholders World Trust:
      Emerging Markets Portfolio
      World Income Portfolio
      World Growth Portfolio
      World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                                 /s/  KPMG LLP
                                                                      KPMG LLP

Minneapolis, Minnesota
December 22, 1999